UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Merger Closing Date

MainSource Financial Group, Inc. (“MainSource”) and Cheviot Financial Corp. (“Cheviot”) anticipate that the proposed merger of Cheviot with and into MainSource (the “Merger”) will occur on May 20, 2016. The closing remains subject to the adoption of the Agreement and Plan of Merger, dated November 23, 2016, by and between MainSource and Cheviot (the “Merger Agreement”) by the Cheviot stockholders at the Special Meeting of Cheviot Stockholders on May 10, 2016 and satisfaction of all other conditions described in the Merger Agreement.

Regulatory Approval

As of April 14, 2016, MainSource has received all regulatory approvals necessary to consummate the Merger. The Merger remains subject to the approval of Cheviot’s shareholders and the satisfaction of other customary closing conditions.

Proposed Settlement of Litigation Related to the Merger

Two putative class action lawsuits were filed in the Court of Common Pleas, Hamilton, Ohio, Civil Division, challenging the proposed Merger and naming as defendants Cheviot, its directors, and MainSource (collectively, the “defendants”). These actions are captioned: (1) Raymond J. Neiheisel v. Cheviot Financial Corp., et al., Case No. A1600359 (filed January 15, 2016); and (2) Stephen Bushansky v. Steven Hausfeld, et al., Case No. A1600936 (filed February 16, 2016) (together, the “Actions”). On February 29, 2016, each plaintiff filed an amended complaint.  On March 24, 2016, the court consolidated the actions under Raymond J. Neiheisel v. Cheviot Financial Corp., et al., Case No. A1600359 (collectively, the “Actions”). The amended consolidated complaint alleges, among other things, that the directors of Cheviot breached their fiduciary duties of due care, independence, good faith and fair dealing to the stockholders of Cheviot, that the consideration to be received by the stockholders is inadequate and undervalues Cheviot, that the Merger Agreement includes improper deal-protection devices that purportedly lock up the Merger and may operate to prevent other bidders from making successful competing offers for Cheviot, that the deal protection devices unreasonably inhibit the ability of the directors of Cheviot to act with respect to investigating and pursuing superior proposals and alternatives and that the Merger Agreement involves conflicts of interest. The complaint further alleges that Cheviot and MainSource aided and abetted the alleged breaches of fiduciary duty by the directors of Cheviot. The amended consolidated complaint also alleges that the registration statement on Form S-4, initially filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2016 in connection with the Merger, provides materially misleading and incomplete information rendering the stockholders of Cheviot unable to make an informed decision with respect to the Merger.

On April 21, 2016, defendants and lead plaintiffs entered into the MOU, which provides for the settlement of the Actions. The MOU contemplates, among other things, certain supplemental disclosures relating to the Merger.  These supplemental disclosures are set forth below.  Although the defendants deny the allegations made in the Actions (including the amended consolidated complaint) and believe that no supplemental disclosure is required under applicable laws, in order to avoid the burden and expense of further litigation, Cheviot agreed to make such supplemental disclosures pursuant to the terms of the MOU.

The settlement contemplated by the MOU is subject to confirmatory discovery and customary conditions, including court approval following notice to Cheviot’s stockholders. A hearing will be scheduled at which the Court of Common Pleas will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by stockholders of Cheviot challenging any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. There can be no assurance that the court will approve the settlement contemplated by the MOU. If the court does not approve the settlement, or if the settlement is otherwise disallowed, the proposed settlement as contemplated by the MOU may be terminated.  The proposed settlement will not affect the amount of the merger consideration that Cheviot’s stockholders are entitled to receive in the Merger.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

This supplemental information should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement/Prospectus.  Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law, MainSource makes the following additional disclosures:

The following disclosure replaces the second sentence of the first full paragraph on page 40

The board also discussed the regulatory and business risk associated with remaining independent and executing a business plan to deliver increased value to stockholders, including the reputational risks and costs associated with a proxy fight, and that there was a good possibility that in such event either or both directors up for re-election at the next annual meeting may not be re-elected based upon the Company’s stockholder profile.  The board also considered comments that members of the board of directors had received from various stockholders with respect to Cheviot’s ability to provide value to stockholders as an independent company, including such stockholders’ belief that Cheviot should sell itself in a merger transaction at this time.

The following disclosure is inserted following the first sentence of the first full paragraph on page 40

Such risks also involved: (1) how Cheviot could receive a stockholder proposal to sell the company; (2) how Cheviot could be subjected to a costly proxy fight; or (3) how, through negotiated agreements, Cheviot’s investors could want to put representatives on Cheviot’s board, who would then force Cheviot to sell the company.

The following disclosure is added before the first full paragraph on page 41

At the meeting of Cheviot’s board of directors on October 21, 2015, Cheviot’s board of directors was also provided the following information regarding two prior acquisitions by MainSource:

Target Company	Announcement Date	Assets ($000)	Deal Value ($mm)	Price/Tangible Book Value (X)	Price/Latest Twelve Months Estimated Earnings Per Share (X)	Tangible Common Equity/Tangible Assets (%)	Non- Performing Assets/Assets (%)	Latest Twelve Months Return on Assets (%)
MBT Bancorp	4/7/2014	225,187	34	1.42	19.6	10.63%	2.55	0.83
1st Independence Financial Group	2/27/2008	347,718	36	1.33	NM	7.93%	1.82	(1.40)

NM - Not Meaningful

The following disclosure is added following the third full paragraph on page 41

On November 16, 2015, counsel for MainSource provided to counsel for Cheviot proposals relating to consulting and post-merger employment for certain officers of Cheviot, including a proposal with respect to Mr. Reitzes.

The following disclosure is added before the first paragraph on page 55

KBW’s presentation materials to the Cheviot board of directors on November 23, 2015 contained, among other things, the individual price/book value per share, price/tangible book value per share and price/LTM EPS trading multiples of the selected companies included in “Selected Companies Group A”, which had a high price/book value per share multiple of 1.33x and a low price/book value per share multiple of 0.78x, a high price/tangible book value per share multiple of 1.35x and a low price/tangible book value per share multiple of 0.79x, and a high price/LTM EPS multiple of 23.3x and a low price/LTM EPS multiple of 13.9x (excluding the price/LTM EPS multiples of Central Federal Corporation and HopFed Bancorp, Inc. that were greater than 30.0x and the price/LTM EPS multiple of Centrue Financial Corporation, which completed a recapitalization on March 31, 2015). Excluded price/LTM EPS multiples were not reflected in the bottom quartile, mean, median and top quartile data for “Selected Companies Group A” indicated in the selected companies analysis.

The following disclosure is added following the last table on page 56

KBW’s presentation materials to the Cheviot board of directors on November 23, 2015 contained, among other things, the individual price/book value per share, price/tangible book value per share and price/LTM EPS trading multiples of the selected companies included in “Selected Companies Group B” to the extent publicly available, which had a high price/book value per share multiple of 1.29x and a low price/book value per share multiple of 0.68x, a high price/tangible book value per share multiple of 1.29x and a low price/tangible book value per share multiple of 0.68x, and a high price/LTM EPS multiple of 27.5x and a low price/LTM EPS multiple of 16.2x (excluding the price/LTM EPS multiples of ASB Bancorp, Inc., Chicopee Bancorp, Inc., Coastway Bancorp, Inc., MSB Financial Corp. and Prudential Bancorp, Inc. that were greater than 30.0x).  Excluded price/LTM EPS multiples were not reflected in the bottom quartile, mean, median and top quartile data for “Selected Companies Group B” indicated in the selected companies analysis.

The following disclosure is added following the first table on page 60

KBW’s presentation materials to the Cheviot board of directors on November 23, 2015 contained, among other things, the individual transaction multiples and premiums for the selected transactions in “Selected Transactions Group A”, which had a high transaction price/tangible book value multiple of 1.95x and a low transaction price/tangible book value multiple of 0.84x, a high core deposit premium of 11.2% and a low core deposit premium of (0.8)%, a high transaction price/ LTM EPS multiple of 56.9x and a low transaction price/LTM EPS multiple of 4.3x (excluding the transaction price/LTM EPS multiple of the Bear State Financial, Inc./Metropolitan National Bank transaction that was greater than 70.0x), and a high one-day market premium of 88.7% and a low one-day market premium of 6.5% (excluding the one-day market premiums of the First Midwest Bancorp, Inc./Great Lakes Financial Resources, Inc. transaction and the Peoples Bancorp Inc./Ohio Heritage Bancorp, Inc. transaction). The excluded transaction price/LTM EPS multiple and excluded one-day market premiums were not reflected in the bottom quartile, average, median and top quartile data for “Selected Transactions Group A” indicated in the selected transactions analysis.

The following disclosure is added following the first table on page 61

KBW’s presentation materials to the Cheviot board of directors on November 23, 2015 contained, among other things, the individual transaction multiples and premiums for the selected transactions in “Selected Transactions Group B”, which had a high transaction price/tangible book value multiple of 1.47x and a low transaction price/tangible book value multiple of 0.98x, a high core deposit premium of 13.1% and a low core deposit premium of (0.5)%, a high transaction price/ LTM EPS multiple of 60.0x and a low transaction price/LTM EPS multiple of 21.4x (excluding the transaction price/ LTM EPS multiples of the Hamilton Bancorp, Inc./Fraternity Community Bancorp, Inc. transaction and the F.N.B. Corporation/OBA Financial Services, Inc. transaction that were negative or greater than 70.0x), and a high one-day market premium of 38.4% and a low one-day market premium of 7.1%.  Excluded transaction price/ LTM EPS multiples were not reflected in the bottom quartile, average, median and top quartile data for “Selected Transactions Group B” indicated in the selected transaction analysis.

The following disclosure replaces the first full paragraph on page 62, with additional language underlined

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis of Cheviot to estimate a range for the implied equity value of Cheviot. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Cheviot prepared by and provided to KBW by Cheviot management, and assumed discount rates ranging from 12.0% to 16.0%, which discount rates were selected taking into account a capital asset pricing model implied cost of capital calculation using, among other things, the 10-year treasury yield and Cheviot’s “2 Year Raw Daily Beta” per FactSet Research Systems as of November 20, 2015 and certain cost of capital data from the Duff & Phelps 2014 Valuation Handbook (including the size premium under the 10z sub-decile for companies with market capitalizations between $3.0 million and $115.9 million). The ranges of values were derived by adding (i) the present value of the estimated free cash flows that Cheviot could generate over the five-year period from 2016 to 2020 as a standalone company, and (ii) the present value of Cheviot’s implied terminal value at the end of such period. KBW assumed that Cheviot would maintain a tangible common equity to tangible asset ratio of 9.0% and would retain sufficient earnings to maintain that level. Estimated free cash flows were calculated generally as any portion of estimated earnings in excess of the retained amount assumed.  In calculating the terminal value of Cheviot, KBW applied a range of 13.0x to 17.0x estimated 2021 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Cheviot common stock of $11.36 per share to $14.11 per share.

The following disclosure is inserted prior to the last sentence of the last full paragraph on page 62

KBW received aggregate fees of approximately $550,000 for serving as financial advisor to MainSource in connection with its acquisition of MBT Bancorp in October 2014 and its acquisition of certain branches of Old National Bancorp in August 2015.

The following disclosure is inserted prior to the last paragraph under the section “Certain Prospective Financial Information Provided by Cheviot” on page 65, which begins “The inclusion of the foregoing financial projections ...”

Below in tabular format is certain prospective financial information for Cheviot for the fiscal years 2016 to 2020 that was provided to KBW (but not MainSource) by Cheviot’s management and utilized and relied upon by KBW, as described in “—Opinion of Cheviot’s Financial Advisor”:

	For the Year Ending December 31,
	2016	2017	2018	2019	2020 (1)
Net Income (in millions)	$4.1	$4.4	$4.8	$5.2	$5.4
Earnings Per Share	$0.61	$0.65	$0.71	$0.77	$0.81

(1)         Based on an assumed post-2019 annual long-term earnings growth rate of 5%.

Additional Information for Stockholders

In connection with the Merger, MainSource has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Cheviot and a Prospectus of MainSource (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. A copy of the definitive Proxy Statement/Prospectus, along with a form of proxy, has been mailed to the shareholders of record of Cheviot as of February 24, 2016.  This communication is not a substitute for the Proxy Statement/Prospectus or any other document that MainSource may file with the SEC or send to the stockholders of Cheviot regarding the Merger.  STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about MainSource and Cheviot, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from MainSource at www.mainsourcebank.com under the tab “Investor Relations” and from Cheviot at www.cheviotsavings.com under the tab “Investor Relations”. Alternatively, these documents can be obtained free of charge from MainSource upon written request to MainSource Financial Group, Inc., Attn: Corporate Secretary, 2105 North State Road 3 Bypass Greensburg, Indiana 47240 or by calling (812) 663-673 or from Cheviot upon written request to Cheviot Financial Corp., Attn: Investor Relations, 3723 Glenmore Avenue, Cheviot, Ohio 45211 or by calling (513) 661-0457.

MainSource and Cheviot and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cheviot in connection with the proposed merger. Information about the directors and executive officers of MainSource is set forth in the proxy statement for MainSource’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2016. Information about the directors and executive officers of Cheviot is set forth in Cheviot’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 11, 2016.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Merger. Free copies of the Proxy Statement/Prospectus may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the Merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with MainSource’s and Cheviot’s businesses, competition, government legislation and policies; ability of MainSource and Cheviot to execute their respective business plans (including the proposed acquisition of Cheviot);  changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either MainSource’s or Cheviot’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in MainSource’s and Cheviot’s Annual Reports on Form 10-K and other periodic filings with the SEC.  These forward-looking statements are made only as of the date of this Current Report, and neither MainSource nor Cheviot undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 9.01                                           Financial Statements and Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer